UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          September 14, 2012

ARCHER-DANIELS-MIDLAND COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (217) 424-5200

Item 8.01	Other Events.

As previously disclosed in “Note 1 – Summary of Significant Accounting Policies” of the Notes to Consolidated Financial Statements contained in the Annual Report on Form 10-K for the fiscal year ended June 30, 2012, Archer-Daniels-Midland Company (the “Company”) is required to adopt the amended guidance of Accounting Standards Codification (ASC) Topic 220, Comprehensive Income, on July 1, 2012, which requires the Company to present total comprehensive income, the components of net income, and the components of other comprehensive income (“OCI”) either in a single continuous statement of comprehensive income or in two separate but consecutive statements.  The Company is required to apply the presentation and disclosure requirements of the amended guidance retrospectively.

As a result of the adoption of the amended guidance, the components of OCI are presented in a separate statement following the consolidated statements of earnings.  This Current Report on Form 8-K discloses the impact of the adoption of the amended guidance on the Company’s historical consolidated financial statements included in its most recent Annual Report on Form 10-K.  The adoption of the amended guidance did not impact financial results.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits	The following exhibit is furnished herewith:

99.1	Consolidated statements of comprehensive income for the fiscal years ended June 30, 2012, 2011, and 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: September 14, 2012	By	/s/ Marschall I. Smith
Marschall I. Smith Senior Vice President, Secretary and General Counsel